Exhibit 23.4

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 14, 2003, with respect to the financial statements of Caribbean Ispat Limited included in Amendment No. 1 to the Registration Statement (Form F-4 No. 333-121220) and related Prospectus of Mittal Steel Company N.V. (formerly Ispat International N.V.) for the registration of shares of its common stock.

Port of Spain,
TRINIDAD:
January 31, 2005

/s/ Ernst & Young